                        SOFTWARE PUBLISHING CORPORATION

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Fred M. Gibbons and Miriam K. Frazer, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock of Software Publishing Corporation, a Delaware corporation ("SPC"), which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of SPC, located at 111 North Market Street, San Jose, California, on December 20, 1996 at 11:00 a.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified below or, if no specification is made, FOR the proposal to approve and adopt the Agreement and Plan of Reorganization dated as of October 1, 1996 among SPC, Allegro New Media, Inc., a Delaware corporation ("Allegro") and SPC Acquisition Corporation, a wholly-owned subsidiary of Allegro ("Merger Sub"), and the transactions contemplated thereby, and in accordance with their discretion on such other matters that may properly come before the meeting.

                THE DIRECTORS RECOMMEND A FOR VOTE ON EACH ITEM.

                 (Continued and to be signed on reverse side.)

PLEASE MARK YOUR VOTES AS THIS: [X]

     1. Proposal to approve and adopt the Agreement and Plan of Reorganization dated as of October 1, 1996 among SPC, Allegro and Merger Sub and the transactions contemplated thereby.

                   FOR                     AGAINST                   ABSTAIN
                   [ ]                       [ ]                       [ ]

                                          I plan to attend the Meeting: [ ]

                                          Dated:

                                          (Signature)

                                          (Signature)

                                          (Signature(s) must be exactly as
                                          name(s) appear on this proxy.) (If
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such and, if
                                          signing for a corporation, please give
                                          your title. When shares are in the
                                          names of more than one person, each
                                          should sign this Proxy.)